Exhibit 3.1

State of Delaware
Secretary of State
Division of- Corporations
Delivered 07:15 PM 11/09/2010
FILED 07:05 PM 11/09/2010
SRV 101073213 - 4896296 FILE

CERTIFICATE OF INCORPORATION

OF

WRASP 35, Inc.

(Pursuant to Section 102 of the Delaware General Corporation Law)

1.          The name of the corporation is WRASP 35, Inc. (the “Corporation”),

2.          The address of its registered office in the State of Delaware is 1811 Silverside Road, Wilmington, Delaware 19810, County of New Castle. The name of its registered agent at such address is Vcorp Services, LLC.

3.          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

4.          The Corporation is to have perpetual existence.

5.          The total number of shares of capital stock which the Corporation shall have authority to issue is: one hundred ten million (110,000,000). These shares shall be divided into two classes with one hundred million (100,000,000) shares designated as common stock at $.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

6.          The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

1

7.          No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment,

8.          The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

9.          The name and mailing address of the incorporator is Melanie Figueroa, c/o Richardson & Patel LLP, 420 Lexington Avenue, Suite 2620, New York, NY 10170.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 9th day of November, 2010.

/s/ Melanie Figueroa
Melanie Figueroa
Incorporator

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:01 PM 09/30/2011
FILED 03:22 PM 09/30/2011
SRV 111060047 - 4896296 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF WRASP 35, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

1.   The name of the Corporation (hereinafter called the “Corporation”) is WRASP 35, Inc.

2.   The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article 1

“The name of the corporation is AOTS 35, Inc. (the “Corporation”).”

3.   The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, by at least a majority of the outstanding shares of common stock entitled to vote.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 27th day of September, 2011.

By:	/s/ Anthony C. Pintsopoulos
Anthony C. Pintsopoulos
Secretary and Director

State of Delaware
Secretary of State
Division of- Corporations
Delivered 04:59 PM 10/20/2011
FILED 03:39 PM 10/20/2011
SRV 111121222 - 4896296 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

AOTS 35, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is:

AOTS 35, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on October 13, 2011

By:	/s/ Anthony C. Pintsopoulos
Anthony Pintsopoulos
Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:28 PM 06/01/2012
FILED 01:28 PM 06/01/2012
SRV 120691709 - 4896296 FILE

STATE OF DELAWARE

SECOND AMENDMENT TO
CERTIFICATE OF INCORPORATION
OF
AOTS 35, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

1.  The name of the corporation is AOTS 35, Inc. (the “Corporation”).

2.  The Certificate of Amendment of Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article 1

“The name of the corporation is Tandon Digital, Inc. (the “Corporation”).”

3.  The Second Amendment to Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, by at least a majority of the outstanding shares of common stock entitled to vote.

IN WITNESS WHEREOF, the Corporation has caused this Second Amendment to Certificate of Incorporation to be executed this 29th day of May, 2012.

By:	/s/ Anthony Pintsopoulos
Anthony Pintsopoulos
Secretary and Director

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:24 PM 06/04/2012

FILED 02:22 PM 06/04/2012

SRV 120699692 - 4896296 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

TANDON DIGITAL, INC.

a Delaware corporation

Tandon Digital, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

FIRST: That Article 5 of the Certificate of Incorporation of the Corporation, as amended, is amended to insert the following paragraph immediately following the last sentence of paragraph 4:

"Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment with the Delaware Secretary of State, every one (1) outstanding share of Common Stock shall without further action by this Corporation or the holder thereof be split into and automatically become four (4) shares of Common Stock (the "Stock Split"). The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Certificate of Incorporation, as amended."

SECOND: The amendment set forth has been duly approved by the Board of Directors of the Corporation and by the Stockholders entitled to vote thereon.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I, the undersigned, being the President and Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the Delaware General Corporation Law, do make and file this Certificate of Amendment,hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand, as of this 4th day of June, 2012.

By:	/s/ Jawahar Tandon
Jawahar Tandon
President and Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:44 PM 03/18/2014
FILED 01:44 PM 03/18/2014
SRV 140344791 - 4896296 FILE

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1.  The name of the corporation is        Tandon Digital, Inc.

2. The Registered Office of the corporation in the State of Delaware is located at               2711 Centerville Rd Suite 400          (Street),

 in the City of                 Wilmington               , County of        New Castle        Zip Code       19808   . The name of the Registered Agent at such address upon whom process against this Corporation may be served is          Corporation Service Company  .

3. The date of filing of the Corporation's original Certificate of Incorporation in Delaware was              November 9, 2010

4. The renewal and revival of the charter of this corporation is to be perpetual.

5. The corporation was duly organized and carried on the business authorized by its charter until the     1st    day of     March    A.D.     2014   , at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By:	/s/ Jawahar Tandon
Authorized Officer
Name:	Jawahar L. Tandon CEO
Print or Type

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF TANDON DIGITAL, INC.

Vivek Tandon and Jawahar Tandon do hereby certify that:

1.           They are the duly elected and acting President and Secretary, respectively, of TANDON DIGITAL, INC., a Delaware corporation (the “Corporation”).

2.           Article I of the Certificate of Incorporation of the Corporation is amended and restated in its entirety to read as follows:

“I

The name of this Corporation is Monster Digital, Inc.”

3.           The Corporation’s Board of Directors has duly approved the foregoing Certificate of Amendment of the Certificate of Incorporation of the Corporation.

4.          The foregoing Certificate of Amendment of the Certificate of Incorporation of the Corporation has been duly approved by the required vote of the stock of the Corporation in accordance with Sections 242 of the General Corporation Law of Delaware.

5.          All other provisions of the Certificate of Incorporation of the Corporation remain in full force and effect.

6.          This Certificate of Amendment of the Certificate of Incorporation of the Corporation shall become effective upon its filing in accordance with Section 103(d) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of the Certificate of Incorporation of the Corporation on August 25, 2015.

/s/ Vivek Tandon
Vivek Tandon, President

/s/ Jawahar Tandon
Jawahar Tandon, Secretary

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MONSTER DIGITAL, INC.”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF JANUARY, A.D. 2016, AT 1:54 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
4896296 8100 SR# 20160098142	Authentication: 201634325 Date: 01-07-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:54 PM 01/07/2016
FILED 01:54 PM 01/07/2016
SR 20160098142 - File Number 4896296

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MONSTER DIGITAL, INC.

Monster Digital, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1.            That the fifth paragraph of article 5 of the Certificate of Incorporation, as amended, of the Company is hereby restated in full as follows:

“Upon filing and effectiveness of this Certificate of (the “Effective Time”), each 11.138103 shares of common stock issued and outstanding immediately prior thereto, shall be automatically combined into one (1) share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued to the stockholders by reason of the Reverse Stock Split. In lieu thereof, each fractional share shall be rounded up or down to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”) shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. The number of authorized shares of common stock of the corporation and the par value of the common stock shall remain as set forth in the corporation’s certificate of incorporation, as amended.”

2.            That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law (“DGCL”), by approval of the board of directors of the Company and, in accordance with the provisions of Section 228 of the DGCL, by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. There are no shares of the Company’s preferred stock outstanding.

3.            The Effective Time of the amendment herein certified shall be upon filing this certificate of amendment,

[ signature page follows ]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Certificate of Incorporation to be duly executed by its authorized officer this 6th day of January, 2016.

By:	/s/ David H. Clarke
David H. Clarke Chief Executive Officer

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MONSTER DIGITAL, INC.”, FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 2016, AT 5:10 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4896296 8100	Authentication : 202440012
SR# 20164319980	Date : 06-06-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:10 PM 06/06/2016
Filed 05:10 PM 06/06/2016
SR 20164319980 - File Number 4896296

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MONSTER DIGITAL, INC.

Monster Digital, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1.            That the fifth paragraph of article 5 of the Certificate of Incorporation, as amended, of the Company is hereby restated in full as follows:

“Upon filing and effectiveness of this Certificate of (the “Effective Time”), each 1.2578616 shares of common stock issued and outstanding immediately prior thereto, shall be automatically combined into one (1) share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued to the stockholders by reason of the Reverse Stock Split. In lieu thereof, each fractional share shall be rounded up or down to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (’’Old Certificates”) shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. The number of authorized shares of common stock of the corporation and the par value of the common stock shall remain as set forth in the corporation’s certificate of incorporation, as amended.”

2.           That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law (“DGCL”), by approval of the board of directors of the Company and, in accordance with the provisions of Section 228 of the DGCL, by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. There are no shares of the Company’s preferred stock outstanding.

3.           The Effective Time of the amendment herein certified shall be upon filing this certificate of amendment.

[ signature page follows ]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Certificate of Incorporation to be duly executed by its authorized officer this 6th day of June, 2016.

By:	/s/ David H. Clarke
David H. Clarke
Chief Executive Officer

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MONSTER DIGITAL, INC.

Monster Digital, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1.            That the fifth paragraph of article 5 of the Certificate of Incorporation, as amended, of the Company is hereby restated in full as follows:

"Upon filing and effectiveness of this Certificate of (the "Effective Time"), each 1.06 shares of common stock issued and outstanding immediately prior thereto, shall be automatically combined into one (1) share of common stock (the "Reverse Stock Split"). No fractional shares shall be issued to the stockholders by reason of the Reverse Stock Split. In lieu thereof, each fractional share shall be rounded up or down to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock ("Old Certificates") shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. The number of authorized shares of common stock of the corporation and the par value of the common stock shall remain as set forth in the corporation's certificate of incorporation, as amended."

2.           That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law ("DGCL"), by approval of the board of directors of the Company and, in accordance with the provisions of Section 228 of the DGCL, by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. There are no shares of the Company's preferred stock outstanding.

3.           The Effective Time of the amendment herein certified shall be upon filing this certificate of amendment.

[ signature page follows ]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Certificate of Incorporation to be duly executed by its authorized officer this 23rd day of June, 2016.

By:	/s/ David H. Clarke
David H. Clarke
Chief Executive Officer